Exhibit 23.1

Michael Johnson & Co., LLC
9175 East Kenyon Avenue, Suite 100
Denver, Colorado 80237
(303) 796-0099

December 7, 2005

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, DC 20549

RE:     Ko-Ko Petroleum, Inc.
          File Number: 333-124975

CONSENT OF INDEPENDENT AUDITOR

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated March 22, 2005 in Ko-Ko Petroleum, Inc's financial statements for the six-month period ended November 30, 2004, and to all references to our firm included in this Registration Statement.

Sincerely,

/s/ Michael Johnson & Co., LLC
Michael Johnson & Co., LLC
Denver, Colorado